EXHIBIT 10.5

WARRANT ASSIGNMENT AGREEMENT

This Warrant Assignment Agreement (this “Assignment”) is made and entered into as of the ___ day of September 2008 (the “Effective Date”), by and between ________________ (the “Assignor”) and _______________ (the “Assignee”).

RECITALS:

WHEREAS, the Assignor is the owner of certain warrants (the “Warrants”) to purchase shares of common stock, par value $0.001 per share (the “Stock”), issued by Purple Beverage Company, Inc., a Nevada corporation (“Company”) as set forth on Exhibit A annexed hereto, at an initial exercise price of $2.00 per share, issued in connection with Assignor’s purchase of Common Stock and Warrants during December 2007 pursuant to a Subscription Agreement by and between Assignor and Company (the “Subscription Agreement”);

WHEREAS, Company has registered for resale 3,681,650 shares of Stock underlying the Warrants under the Securities Act of 1933, as amended, and Assignee desires to acquire up to such number of registered shares in one or more closings;

WHEREAS, the Company has amended the Warrants to (i) reduce the exercise price of all unexercised Warrants to $0.40 per share, (ii) grant to the Assignor of the Warrants, newly-issued restricted shares of the Company’s Stock in an amount equal to 15% of the amount of Stock into which each unexercised Warrant is currently exercisable, (iii) permit the transfer and assignment of registered Warrants with the reduced exercise price of $0.40 per share, and (iv) and has consented to the other transactions contemplated hereby, subject to the terms and conditions hereof;

WHEREAS, the Assignor acknowledges and agrees that it is in Assignor’s interest that the Company seek to obtain financing from the exercise of the Warrants and that Assignor has been offered the opportunity to exercise the Warrants owned by Assignor and determined to effectuate this transfer and assignment and that the exercise of Warrants provides a benefit to Assignor by providing additional capital to the Company, and that such is additional consideration for the assignment, and therefore Assignor has elected to and desires to sell, transfer, assign and convey the Warrants to the Assignee and Assignee desires to exercise such Warrants for cash contemporaneously or following such assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Assignment hereby agree as follows:

1.
Assignment of Interest. In consideration of the payment of the Assignment Price to Assignor, Assignor hereby sells, transfers, assigns and conveys to the Assignee, as of the Effective Date, all of Assignor’s right, title and interest in and to the Warrants, free and clear of all liens, encumbrances, security interests, claims or options and hereby irrevocably constitutes and appoints the officers of the Company as Assignor’s attorney-in-fact to transfer the Warrants as well as underlying Stock upon exercise of the Warrants on the books and transfer records of the Company. Assignor and Assignee agree that neither party is making any representation or warranty to the other, except as expressly set forth in this Agreement.

2.
Acceptance. The Assignee hereby accepts the assignment of the Warrants and expressly assumes and promises to perform all obligations of Assignor under the Warrants. Assignee represents and warrants it is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

3.	Assignment Price. The Assignment Price of the Assignment hereunder shall be $0.01 per share.

4.
Exercise. Assignee agrees to exercise the Warrant in such amount as shall be set forth in duly executed warrant exercise forms approved for such purpose in the form approved by the Company and attached to the form of Warrant as Exhibit A thereto, and agrees to transmit the warrant exercise price (number of shares set forth in Exhibit A multiplied by $0.40 per share) to the following within two (2) business days of the date of such exercise:

Receiving Bank
ABA Wire # 063 000 021
Wachovia Bank
350 East Las Olas Blvd, Suite 1800
Ft Lauderdale, FL 33301
(T) 954-765-3920

Beneficiary
Account # 200 003 459 5990
Purple Beverage Company, Inc
450 East Las Olas Blvd, Suite 830
Ft Lauderdale, FL 33301
(T) 954-462-8382

Assignee shall deliver to Company an exercise notice in the form approved by the Company and attached to the form of Warrant as Exhibit A thereto.

5.
Condition Precedent. A condition precedent to the Assignment of the Warrant to the Assignee and the issuance of new warrants to Assignor and Assignee shall be Company’s receipt of the consent of the holders of Warrants and Shares (as defined in the Subscription Agreement) including underlying unexercised Warrants, sufficient to authorize the transactions contemplated hereby (including as set forth in paragraph 6 hereof) and thereupon the Assignment shall become effective.

6.
Consent and Amendment of Warrant. By their execution below, Company, Assignor (in Assignor’s capacity as Warrant holder with respect to the Warrants and in Assignor’s capacity as owner of Shares as defined in and purchased pursuant to the Subscription Agreement) and Assignee hereby consent to the Assignment of the Warrants provided herein, and all other transactions, amendments, modifications and waivers to the Warrants as contemplated herein, such consent to be effective upon the receipt of the written consent in accordance with Section 13(b) and 13 (h) of the Subscription Agreement for the Shares and

the Warrants which shall constitute an amendment to the Subscription Agreement and all documents and agreements related thereto.

7.	Listing Application. Company agrees it shall use its best efforts to submit an AMEX listing application (or other national exchange as determined by the Board of Directors) prior to January 30, 2009.

8.
Future Cooperation. Company, Assignor and Assignee mutually agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute any further agreements or documents as may be reasonably requested by the other party for the purpose of giving effect to, evidencing or giving notice of the transaction evidenced by this Assignment.

9.	Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same Assignment.

10.
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws. Any action brought by any party to this Agreement against any other party concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing Party shall be entitled to recover from the other Party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

IN WITNESS WHEREOF, the undersigned have executed this Assignment effective as of the Effective Date.

ASSIGNOR:

By:  _____________________________
Name:
Title:

ASSIGNEE:

By:  _____________________________
Name:
Title:

AGREED AND ACCEPTED:

COMPANY

By:  _____________________________
Name:
Title:

EXHIBIT A

REGISTERED WARRANTS OWNED            ______________________________

REGISTERED WARRANTS ASSIGNED          ______________________________